Exhibit 99.1

FOR IMMEDIATE RELEASE

August 23, 2007

Media Contact:	Jamie Fulmer—(864) 342-5633
Director of Investor Relations
(864) 342-5633
jfulmer@advanceamerica.net

Advance America Announces Appointment of Chief Financial Officer, Executive Vice President, and Member of the Board of Directors

Spartanburg, S.C.—Advance America, Cash Advance Centers, Inc. (NYSE: AEA), announced today that its Board of Directors has appointed J. Patrick O’Shaughnessy as Chief Financial Officer and Executive Vice President of the Company. Mr. O’Shaughnessy also has been appointed to the Board of Directors of the Company.

Mr. O’Shaughnessy comes to Advance America from the investment banking industry, where he began his career 15 years ago. He was most recently a partner at Thomas Weisel Partners. Prior to joining Thomas Weisel, he spent much of his career at Donaldson, Lufkin & Jenrette and with Credit Suisse First Boston, where he remained after its acquisition of DLJ until 2002. Mr. O’Shaughnessy has originated and executed transactions in mergers and acquisitions, equity and equity-linked securities and leveraged finance, with concentrated experience in the consumer and industrial services industries. Mr. O’Shaughnessy is a graduate of the University of Notre Dame and received his MBA from the University of Chicago Graduate School of Business.

“We are excited to add someone of Patrick’s experience and skill set to our executive team and to our Board of Directors” commented Kenneth E. Compton, the Company’s Chief Executive Officer. “With his industry and transactional experiences, Patrick possesses a unique blend of skills to capture and enhance our stockholder value.”

Mr. O’Shaughnessy will replace John I. Hill who will be leaving the Company after serving as its Chief Financial Officer and Executive Vice President for the last five years. “We wish John the best in his future endeavors and greatly appreciate his contributions in helping to lead the Company during the past five years, including through its initial public offering” Mr. Compton said. “We have experienced tremendous growth over that period and John was instrumental in helping us establish a solid foundation upon which we are confident we will continue to build.”

About Advance America:

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading provider of payday cash advance services with approximately 2,900 centers in 37 states. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward- looking statements” within the meaning of federal securities laws. All statements in this release other than those relating to our historical information or current condition are forward-looking statements. For example, any statements regarding our future financial performance, our business strategy, and expected developments in our industry are forward-looking statements. Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward- looking statements. For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, copies of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamericacash.com.